UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3 Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

Item 1.01           Entry into of Material Definitive Agreement

On June 15, 2010, Bark Group Inc. (“we” or the “Company”) and Bark Corporation A/S (“Bark Corporation”) entered into an agreement with Jesper Svane, a 10% shareholder of the Company, and Svaneco Ltd., a private company controlled by Mr. Svane, in respect of the ownership of Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) whereby:

  Bark Corporation agreed to re-convey to Mr. Svane a 25.5% interest in Anaconda that was acquired by us on March 31, 2010,

  as consideration for the re-conveyance, Mr. Svane agreed to surrender 7,000,000 shares of the common stock of the Company issued to him originally in connection with Bark Corporation’s acquisition of an interest in Anaconda,

  Mr. Svane further granted to Bark Corporation the option to re-acquire the 25.5% interest in Anaconda in exchange for issuance of an additional 7,000,000 shares of our common stock, which option will be exercisable by us on or before September 15, 2010, and each party agreed to complete such transfers, assignments and surrenders of shares to give effect to the above agreements.

The agreement was entered into as Anaconda had failed to deliver to us audited financial statements of Anaconda for the year ended December 31, 2009 in the manner that Anaconda had represented that it would deliver. We anticipate that any determination to exercise the option to re-acquire the 25.5% interest from Mr. Svane would be contingent upon (i) audited financial statements of Anaconda for the year ended December 31, 2009 being completed, and (ii) financial performance of Anaconda in 2010 according to agreed budgets.

The effect of the agreement on our ownership interest in Anaconda is discussed below under Item 2.01 of this Amendment No. 1 to Form 8-K.

Item 2.01           Completion of Acquisition or Disposition of Assets.

Anaconda TV GmbH

We filed a current report on Form 8-K with the Securities and Exchange Commission on April 6, 2010 to report the acquisition of a 51% interest in Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) effective March 31, 2010. The acquisition was completed pursuant to a share purchase agreement dated January 18, 2010 between Bark Corporation A/S, our wholly owned subsidiary, entered into a share purchase agreement (the “Share Purchase Agreement”) and Bark Holding Ltd. (“Bark Holding”). As consideration for the acquisition, we issued an aggregate of 14,000,000 shares of our common stock (the “Consideration Shares”). Of the Consideration Shares, 7,000,000 shares were issued to Mr. Jesper Svane, one of our principal shareholders.

Subsequent to the completion of this Acquisition, Anaconda was unable to deliver to us audited financial statements of Anaconda for the year ended December 31, 2009 in the manner that Anaconda had represented that it could deliver to us. As a result, we entered into a further agreement with Mr. Svane whereby:

  Bark Corporation agreed to re-convey to Mr. Svane a 25.5% interest in Anaconda that was acquired by us on March 31, 2010, such that our interest in Anaconda would be limited to a 25.5% interest,

  Mr. Svane would forthwith surrender 7,000,000 shares of the common stock issued to him originally in connection with our acquisition of an interest in Anaconda,

  Mr. Svane further granted to Bark Corporation the option to re-acquire the 25.5% interest in Anaconda in exchange for issuance of an additional 7,000,000 shares of our common stock, which option will be exercisable by us on or before September 15, 2010, and each party agreed to complete such transfers, assignments and surrenders of shares to give effect to the above agreements.

This agreement is discussed in Item 1.01 to this Amendment No. 1 to Form 8-K.

As a consequence, the shareholdings of Anaconda will be as follows:

  Bark Corporation A/S will hold a 25.5% interest in Anaconda,

  Mr. Svane will hold a 25.5% interest in Anaconda (subject to the option in favour of Bark Corporation), and

  Matthias Lange, the founding shareholder of Anaconda, will continue to own a 49% interest in Anaconda.

Anaconda is an international format and production company located in Germany that was pre-nominated as one of the runner ups for an OSCAR for one of its productions some years ago. The company produces TV formats for a number of TV stations in Germany and Europe, such as RTL, ZDF, as well as TV channels in the US, and specializes also in clipsshow as well as fiction and factual programs as well as the content for internet commercials. Anaconda’s staff consists of seven people and a number of freelancers depending on the scale of production. Anaconda’s headquarters are in Taufkirchen, a suburb to Munich, Germany.

Item 9.01           Financial Statements and Exhibits.

Exhibit
Number	Document

10.1	Purchase and Sale Agreement dated June 15, 2010 between Bark Group Inc., Bark Corporation A/S, Jesper Svane and Svaneco Ltd.(1)

(1)	Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP, INC.

Date: June 15, 2010	By: /s/ Bent Helvang
Name: Bent Helvang
Title: Chairman & Secretary